Exhibit 99.1
JLL Income Property Trust
Completes Full Cycle Transactions in DST Platform

Completed 10 full cycle UPREIT transactions totaling $820 million

Chicago (April 17, 2024) – JLL Income Property Trust, an institutionally-managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with approximately $7 billion in portfolio equity and debt investments, announced the full cycle UPREIT of three additional Delaware Statutory Trust (DST) programs from its JLL Exchange platform, which offers reinvestment opportunities to 1031 exchange investors. In a 721 UPREIT transaction, real estate can be exchanged on a tax-deferred basis for partnership interests in a REIT, offering the potential for owners of the exchanged property to achieve greater diversification, current income and appreciation.

The JLL Exchange platform is a sophisticated tax and estate planning tool that utilizes a traditional 1031 exchange along with a potential 721 UPREIT exchange. JLL Exchange provides investors the opportunity to reinvest proceeds from their sale of real estate held for investment into a broadly diversified, institutionally managed, perpetual NAV REIT, while maintaining their allocation to real estate and potentially enjoying a wide range of estate planning benefits.

JLL Exchange provides institutional quality properties through the DST structure, where owners of appreciated investment real estate can conduct a 1031 exchange by using proceeds from the sale of their real estate to acquire interests in the DST. After a required holding period, JLL Income Property Trust has an option to acquire the DST property, completing the full cycle transaction via a 721 UPREIT. JLL Income Property Trust benefits by attracting strategically aligned long-term investors through the 1031 exchange market.

With the recent UPREIT acquisition of the properties from the three DSTs, investors’ DST interests were exchanged into fractional, tax-deferred partnership interests in JLL Income Property Trust’s diversified, core real estate portfolio. The seven properties were acquired from three distinct DST investments.
“The JLLX platform continues to address what we believe to be deficiencies in the historical syndicated 1031 market,” said Drew Dornbusch, Head of JLL Exchange. “By offering an end-to-end solution with lower than industry standard fees, high quality properties and institutional management, we’re continuing to attract high-net-worth property owners that previously had been underserved by traditional 1031 programs. With JLL Income Property Trust’s UPREIT acquisition of these properties, we’ve demonstrated our ability to provide 1031 exchange investors with current income, capital preservation and, ultimately, a tax-deferred interest in a diversified, institutional core real estate portfolio.”

Allan Swaringen, President and CEO of JLL Income Property Trust added, “Delivering an income-focused, high-quality core diversified real estate fund to our DST investors through the UPREIT of these properties shows the continued value of our JLLX 1031 exchange program. These transactions continue to demonstrate our ability to respond to market demand with another innovative solution for the private wealth market.”

Since its inception in 2020 and through December 31, 2023, JLLX has attracted more than $1 billion across 19 DST offerings from property owners seeking to maintain a meaningful allocation to real estate in a tax efficient manner. JLL Income Property Trust has completed 10 full cycle UPREIT transactions totaling $820 million to date.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Exchange
The JLL Exchange program offers private placements through the sale of interests in Delaware Statutory Trusts (DSTs) holding real properties. For more information, visit www.jllexchange.com.

About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages over $87 billion of assets in private and public real estate property and debt investments as of Q4 2023. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information, please visit www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Alissa Schachter
LaSalle Investment Management
Telephone: +1 312 228 2048
Email: alissa.schachter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com